UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2006

Artisoft, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Memorial Drive, Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Duncan G. Perry resigned as Chief Financial Officer of Artisoft Inc. (“Artisoft”) and all other officer and director positions held by him with Artisoft and its subsidiaries, effective January 10, 2006.

Kenneth M. Clinebell, Artisoft’s Senior Vice President of Finance and Operations was appointed Artisoft’s Interim Chief Financial Officer on January 10, 2006 to replace Mr. Perry. Mr. Clinebell, age 44, was formerly Senior Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer of Comdial Corporation (“Comdial”), prior to Comdial’s acquisition by Artisoft in September, 2005. Mr. Clinebell joined Comdial in November, 2002. Prior to joining Comdial, Mr. Clinebell held various positions at Vicorp, Inc., currently a multi-national software development company. Mr. Clinebell joined Vicorp, Inc. in 1994 as a member of the senior executive team and was employed as chief financial officer, interim chief executive officer and a member of the Board of Directors until November 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISOFT, INC.

Date: January 12, 2006	By:	/s/ Kenneth M. Clinebell
Kenneth M. Clinebell
Interim Chief Financial Officer